Exhibit 3

                             PLEDGE AGREEMENT
                             ----------------

               THIS PLEDGE AGREEMENT (as amended, restated or otherwise modified, the "Pledge Agreement"), dated as of June 30, 1997 is made by C-TEC Corporation, a Pennsylvania corporation ("C-TEC"), in favor of First Union National Bank, a national banking association ("First Union"), as Administrative Agent for the ratable benefit of itself and the Lenders delivered pursuant to the Credit Agreement dated as of June 30, 1997 (as amended, restated or otherwise modified, the "Credit Agreement") by and among the Pledgor, the Lenders who are or may become party thereto (the "Lenders") and First Union National Bank, as Administrative Agent (the "Administrative Agent").


                           STATEMENT OF PURPOSE
                           --------------------

               Pursuant to the terms of the Credit Agreement, the Lenders have agreed to extend certain credit facilities to the Borrowers in the aggregate amount of up to the Aggregate Commitment under the Credit Agreement.

               C-TEC is the legal and beneficial owner of the shares of Pledged Stock (as hereinafter defined) issued by Mercom, Inc. (the "Issuer").

               In connection with the transactions contemplated by the Credit Agreement, the Lenders have requested, and C-TEC has agreed to execute and deliver this Pledge Agreement and the Pledged Stock (in accordance with the terms hereof) to the Administrative Agent for the ratable benefit of the itself and the Lenders.

               NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into and make available Loans pursuant to the Credit Agreement, the Pledgor hereby agrees with the Administrative Agent for the ratable benefit of itself and the Lenders as follows:

               1. Defined Terms. Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein are so used as so defined, and the following terms shall have the following meanings:

                  "Code" means the Uniform Commercial Code from time to time in effect in the State of North Carolina.

                  "Collateral" means the Pledged Stock and all Proceeds.

                  "Pledge Agreement" means this Pledge Agreement, as amended, restated or otherwise modified.

                  "Pledged Stock" means the shares of capital stock of the
            Issuer listed on Schedule I hereto, together with all stock certificates, options or rights of any nature whatsoever that may be issued or granted by the Issuer to the Pledgor while this Pledge Agreement is in effect.

                  "Pledgor" means C-TEC and, after the execution and delivery of the Pledge Supplement in the form attached hereto as Exhibit A as of the Assumption Date in accordance with Section 2.6 of the Credit Agreement, Cable Michigan.

                  "Proceeds" means all "proceeds" as such term is defined in
            Section 9-306(1) of the Code on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon, proceeds of sale thereof or distributions with respect thereto.

               2. Pledge and Grant of Security Interest. The Pledgor hereby delivers to the Administrative Agent, for the ratable benefit of itself and the Lenders, all the Pledged Stock and hereby grants to Administrative Agent, for the ratable benefit of itself and the Lenders, a first priority security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

               3. Stock Powers. Concurrently with the delivery to the Administrative Agent of each certificate representing one or more shares of Pledged Stock, the Pledgor shall deliver an undated stock power covering such certificate, duly executed in blank by the Pledgor.

               4. Representations and Warranties.   To induce the
Administrative Agent and Lenders to execute the Credit Agreement and make any Loans and to accept the security contemplated hereby, the Pledgor hereby represents and warrants that:

                  (a) the Pledgor has the corporate power, authority and legal right to execute and deliver, to perform its obligations under, and to grant the Lien on the Collateral pursuant to, this Pledge Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of, and grant of the Lien on the Collateral pursuant to, this Pledge Agreement;

                  (b) this Pledge Agreement constitutes a legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

                  (c) except as contemplated by Section 19 hereof, the execution, delivery and performance of this Pledge Agreement will not violate any provision of any Applicable Law or contractual obligation of the Pledgor and will not result in the creation or imposition of any Lien on any of the properties or revenues of the Pledgor pursuant to any Applicable Law or contractual obligation, except as contemplated hereby;

                  (d) except as contemplated by Section 19 hereof, no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of the Pledgor or any Issuer), is required in connection with the execution, delivery, performance, validity or enforceability of this Pledge Agreement, except that certain routine notification filings with the FCC, any applicable PUC and any Governmental Authority that grants CATV Franchises with respect to the Loan Documents may be required after the Closing Date;

                  (e) no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Pledgor, threatened by or against the Pledgor or against any of its properties or revenues with respect to this Pledge Agreement or any of the transactions contemplated hereby;

                  (f) the shares of Pledged Stock listed on Schedule I constitute all the issued and outstanding shares of all classes of the capital stock of the Issuer;

                  (g) all the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable;

                  (h) the Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Stock listed on
            Schedule I, free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Pledge Agreement; and

                  (i) upon (i) filing of UCC-1 financing statements with the jurisdictions set forth on Schedule II hereto and (ii) delivery to the Administrative Agent of the stock certificates evidencing the Pledged Stock, the Lien granted pursuant to this Pledge Agreement will constitute a valid, perfected first priority Lien on the Collateral (to the extent that such a security interest in such collateral can be perfected under the Code by taking such action (and subject to the requirements of Section 9-306 of the Code with respect to any proceeds of Collateral and to the further requirement that additional steps described in Section 5(a) hereof may be necessary to perfect a security interest in dividends or other distributions in kind)) enforceable as such against all creditors of the Pledgor and any Persons purporting to purchase any Collateral from the Pledgor.

               5. Certain Covenants. The Pledgor covenants and agrees with the Administrative Agent for the ratable benefit of the Administrative Agent and the Lenders that, from and after the date of this Pledge Agreement until the Obligations are paid in full and the Commitments are terminated:

                  (a) If the Pledgor shall, as a result of its ownership of the Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Stock, or otherwise in respect thereof, the Pledgor shall accept the same as the agent of the Administrative Agent, hold the same in trust for the Administrative Agent and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by the Pledgor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by the Pledgor, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. In addition, any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of the Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of the Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by the Pledgor, the Pledgor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Administrative Agent, segregated from other funds of the Pledgor, as additional collateral security for the Obligations.

                  (b) Without the prior written consent of the Administrative Agent, the Pledgor will not (i) vote to enable, or take any other action to permit, the Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of the Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, or (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Lien provided for by this Pledge Agreement; provided, however, nothing contain in the Section 5(b) shall prohibit the Mercom Contribution. The Pledgor will defend the right, title and interest of the Administrative Agent in and to the Collateral against the claims and demands of all Persons whomsoever.

                  (c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted provided, that unless an Event of Default shall have occurred and be continuing, the Pledgor shall not be obligated to make any filing with, or to seek or obtain any consent or authorization of, any Governmental Authority of the nature described in Section 19 hereof. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Pledge Agreement.

                  (d) The Pledgor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Pledge Agreement.

               6. Cash Dividends; Voting Rights. Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the Pledgor of the Administrative's Agent intent to exercise its rights pursuant to Section 7 below, the Pledgor shall be permitted to receive all dividends or other payments or distributions made upon or with respect to the Pledged Stock in cash paid in accordance with the terms of the Credit Agreement in respect of the Pledged Stock and to exercise all voting and corporate rights with respect to the Pledged Stock; provided, that no vote shall be cast or corporate right exercised or other action taken which, in the Administrative Agent's judgment, exercised in a reasonable manner, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, the Notes, any other Loan Documents or this Pledge Agreement.

               7. Rights of the Administrative Agent.

               (a) If an Event of Default shall occur on or after the Borrowing Date and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the Pledgor, (i) the Administrative Agent shall have the right to receive any and all cash dividends paid in respect of the Pledged Stock and make application thereof to the Obligations in the order set forth in the Credit Agreement and (ii) all shares of the Pledged Stock shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise, in a commercially reasonable manner but otherwise in its discretion, (A) all voting, corporate and other rights pertaining to such shares of the Pledged Stock at any meeting of shareholders of the Issuer or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Stock (including, without limitation, the right to exchange any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of the Issuer, or upon the exercise by the Pledgor or the Administrative Agent of any right, privilege or option pertaining to such shares of the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

               (b) The rights of the Administrative Agent and the Lenders hereunder shall not be conditioned or contingent upon the pursuit by the Administrative Agent or any Lender of any right or remedy against the Borrower or against any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral security therefor, guarantee therefor or right of offset with respect thereto. Neither the Administrative Agent nor any Lender shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall the Administrative Agent be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

               8. Remedies. If an Event of Default shall occur and be continuing, with the consent of the Required Lenders, the Administrative Agent may, and upon the request of the Required Lenders, the Administrative Agent shall, exercise on behalf of itself and the Lenders, all rights and remedies granted in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, and in addition thereto, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing with regard to the scope of the Administrative Agent's remedies, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor, the Issuer or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived or released. The Administrative Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel thereto, to the payment in whole or in part of the Obligations, in the order set forth in the Credit Agreement, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Administrative Agent account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Pledgor further waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the Code.

               9. Private Sales.

               (a) The Pledgor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Issuer would agree to do so.

               (b) The Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 9 valid and binding and in compliance with any and all other Applicable Laws. The Pledgor further agrees that a breach of any of the covenants contained in this Section 9 will cause irreparable injury to the Administrative Agent and the Lenders not compensable in damages, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that to the greatest extent permitted by law each and every covenant contained in this Section 9 shall be specifically enforceable against the Pledgor, and to the greatest extent permitted by law the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

               10. No Subrogation. Notwithstanding any payment or payments made by the Pledgor hereunder, or any setoff or application of funds of the Pledgor by the Administrative Agent or Lender, or the receipt of any amounts by the Administrative Agent or any Lender with respect to any of the Collateral, the Pledgor shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or against any other collateral security held by the Administrative Agent or any Lender for the payment of the Obligations, nor shall the Pledgor seek any reimbursement from the Borrower in respect of payments made by the Pledgor in connection with the Collateral, or amounts realized by the Administrative Agent or any Lender in connection with the Collateral, until all amounts owing to the Agents and Lenders on account of the Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to the Pledgor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Pledgor in trust for the Administrative Agent, segregated from other funds of the Pledgor, and shall, forthwith upon receipt by the Pledgor, be turned over to the Administrative Agent in the exact form received by the Pledgor (duly indorsed by the Pledgor to the Administrative Agent, if required) to be applied against the Obligations, whether matured or unmatured, in such order as set forth in the Credit Agreement.

               11. Amendments, etc. With Respect to the Obligations. The Pledgor shall remain obligated hereunder, and the Collateral shall remain subject to the Lien granted hereby, notwithstanding that, without any reservation of rights against the Pledgor, and without notice to or further assent by the Pledgor, any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Obligations continued, and the Obligations, or the liability of the Borrower or any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified accelerated, compromised, waived, surrendered, or released by the Administrative Agent or any Lender, and the Credit Agreement, the Notes, any other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or part, as the Lenders (or the Required Lenders, as the case may be) may deem advisable from time to time, and any guarantee, right of offset or other collateral security at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any other Lien at any time held by it as security for the Obligations or any property subject thereto. The Pledgor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Pledge Agreement; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Pledge Agreement; and all dealings between the Borrower and the Pledgor, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Pledge Agreement. The Pledgor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or the Pledgor with respect to the Obligations.

               12. Regulatory Approval. The Pledgor will, at its expense, promptly execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments, registration statements and all other documents and papers the Administrative Agent may, to the extent commercially reasonable, request or as may be required by law in connection with the obtaining of any consent, approval, registration, qualification or authorization of any Governmental Authority or of any other Person necessary or appropriate for the effective exercise of any rights under this Pledge Agreement, provided, that unless an Event of Default shall have occurred and be continuing, the Pledgor shall not be obligated to make any filing with, or to seek or obtain any consent or authorization of, any Governmental Authority of the nature described in Section 19 hereof. Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing, the Pledgor shall take any action which the Administrative Agent may, to the extent commercially reasonable, request in order to transfer and assign to the Administrative Agent, or to such one or more third parties as the Administrative Agent may designate, or to a combination of the foregoing, each FCC License, PUC Authorization and CATV Franchise. To enforce the provisions of this Section, the Administrative Agent is, at any time when an Event of Default has occurred and is continuing, empowered to request the appointment of a receiver from any court of competent jurisdiction. Such receiver shall be instructed to seek from the applicable Governmental Authority an involuntary transfer of control of each such FCC License, PUC Authorization and CATV Franchise for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred. The Pledgor hereby agrees, so long as such Event of Default is continuing, to authorize such an involuntary transfer of control upon the request of the receiver so appointed and, if the Pledgor shall refuse to authorize the transfer, its approval may be required by the court. Upon the occurrence and continuance of an Event of Default, the Pledgor shall further use its best efforts to assist in obtaining approval of the applicable Governmental Authority, if required, for any action or transactions contemplated by this Pledge Agreement including, without limitation, the preparation, execution and filing with the applicable Governmental Authority of the assignor's or transferor's portion of any application or applications for consent to the assignment of any FCC License, PUC Authorization or CATV Franchise or transfer of control necessary or appropriate under the rules and regulations of the applicable Governmental Authority for the approval of the transfer or assignment of any portion of the Collateral, together with any FCC License, PUC Authorization and CATV Franchise. The Pledgor acknowledges that the assignment or transfer of each FCC License, PUC Authorization and CATV Franchise is integral to the Administrative Agent's and Lenders' realization of the value of the Collateral, that there is no adequate remedy at law for failure by the Pledgor to comply with the provisions of this Section and that such failure would cause irreparable injury not adequately compensable in damages, and therefore agrees that to the greatest extent permitted by law each and every covenant contained in this Section may be specifically enforced, and to the greatest extent permitted by law the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

               13. Limitation on Duties Regarding Collateral. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar securities and property for its own account. Neither the Administrative Agent, any Lender nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or otherwise.

               14. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral constitute irrevocable powers coupled with an interest.

               15. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               16. Paragraph Headings. The paragraph headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

               17. No Waiver; Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 18 hereof) be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

               18. Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Pledge Agreement may be amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and Administrative Agent; provided that (i) any provision of this Pledge Agreement may be waived by the Administrative Agent in a letter or agreement executed by the Administrative Agent or by telex or facsimile transmission from the Administrative Agent and (ii) any consent by the Administrative Agent to any amendment, supplement or modification hereto shall be subject to approval thereof by the Lenders or Required Lenders, as applicable, in accordance with Section 13.11 of the Credit Agreement. This Pledge Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Administrative Agent and the Lenders and their respective successors and assigns. This Pledge Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of North Carolina.

               19. Regulatory Concerns. Notwithstanding any other provision to the contrary contained in this Agreement, the ability of the Administrative Agent to (i) transfer record ownership of the Pledged Stock into the name of the Administrative Agent or its nominee pursuant to Section 7 hereof,
(ii) vote and give consents, ratifications and waivers with respect to the Pledged Stock pursuant to Section 7 hereof and (iii) sell the Pledged Stock pursuant to Section 8 or 9 hereof is subject to the Administrative Agent or its nominee (a) obtaining, to the extent necessary under applicable laws and regulations, the prior approval of the FCC, any PUC or any other Governmental Authority having jurisdiction with respect to any Issuer and its Subsidiaries and (b) making any additional filings, reports or notifications required with respect to the exercise by the Administrative Agent of the powers specified in clauses (i), (ii) and (iii) of this section.

               20. Notices. All notices and communications hereunder shall be given to the addresses and otherwise in accordance with Section 12.1 of the Credit Agreement.

               21. Irrevocable Authorization and Instruction to Issuer. The Pledgor hereby authorizes and instructs the Issuer to comply with any instruction received by it from the Administrative Agent in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that the Issuer shall be fully protected in so complying.

               22. Authority of Administrative Agent. The Pledgor acknowledges that the rights and responsibilities of the Administrative Agent under this Pledge Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Pledgor, the Administrative Agent shall be conclusively presumed to be acting as agent for itself and the Lenders with full and valid authority so to act or refrain from acting, and neither the Pledgor nor any Issuer shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

               23. Consent to Jurisdiction. The Pledgor hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in Mecklenburg County, North Carolina, in any action, claim or other proceeding arising out of any dispute in connection with this Pledge Agreement, the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. The Pledgor hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Administrative Agent or any Lender in connection with this Pledge Agreement, the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 20. Nothing in this Section 23 shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against the Pledgors or their properties, individually or collectively, in the courts of any other jurisdictions.

               24. Binding Arbitration; Waiver of Jury Trial.

               (a) Jury Trial. TO THE EXTENT PERMITTED BY LAW, THE ADMINISTRATIVE AGENT, EACH LENDER AND THE PLEDGOR HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS PLEDGE AGREEMENT OR THEREUNDER, THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

               (b) Binding Arbitration. Upon demand of any party, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Pledge Agreement or any other Loan Documents ("Disputes"), between or among parties to this Agreement or any other Loan Document shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims concerning any aspect of the past, present or future relationships arising out or connected with the Loan Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Charlotte, North Carolina. The expedited procedures set forth in Rule 51, et seq. of the Arbitration Rules shall be applicable to claims of less than $500,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. Notwithstanding the foregoing, this paragraph shall not apply to any Hedging Agreement that is a Loan Document.

               (c) Preservation of Certain Remedies. Notwithstanding the preceding binding arbitration provisions, the parties hereto and the other Loan Documents preserve, without diminution, certain remedies that such Persons may employ or exercise freely, either alone, in conjunction with or during a Dispute. Each such Person shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Loan Documents or under applicable law or by judicial foreclosure and sale, (ii) all rights of self help including peaceful occupation of property and collection of rents, set off, and peaceful possession of property, (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

               25. Reorganization. Notwithstanding anything to the contrary contained in this Agreement, no action required to be taken by the Pledgor or the Issuer pursuant to the Reorganization shall be deemed to constitute an Event of Default arising out of a breach of the terms of this Agreement; provided, that if any such action conflicts with or otherwise results in any breach of any provision of this Agreement, the Pledgor and the Issuer, or their successors or assignees shall execute such amendments thereto and take all the actions reasonably requested by the Administrative Agent in order that this Agreement shall remain enforceable in accordance with its terms against such Persons after the Reorganization.

               26. Termination of Pledge Agreement. This Pledge Agreement shall terminate upon the date when the obligations have been paid in full and the Commitments terminated. Upon the termination of this Pledge Agreement, the Administrative Agent will, at the expense of the Pledgor, deliver any certificates evidencing the Pledged Stock and any other Collateral held by it to the Pledgor and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence the termination of the Lien created hereby on the Collateral.

               IN WITNESS WHEREOF, the undersigned has caused this Pledge Agreement to be executed under seal by its duly authorized officers as of the date first above written.


      [CORPORATE SEAL]              C-TEC CORPORATION


                                    By: /s/ Bruce C. Godfrey
                                        ---------------------------
                                       Name:  Bruce C. Godfrey
                                       Title: EVP & CFO


                        ACKNOWLEDGEMENT AND CONSENT

      The Issuer referred to in the foregoing Pledge Agreement hereby acknowledges receipt of a copy thereof and agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. The Issuer agrees to notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5(a) of the Pledge Agreement with respect to its shares.


[CORPORATE SEAL]                    MERCOM, INC.


ATTEST:                             By: /s/ Bruce C. Godfrey
                                        ----------------------------
                                    Name:  Bruce C. Godfrey
                                    Title: EVP & CFO



                                SCHEDULE 1
                                 To Pledge
                                 Agreement
                                 ---------

                       DESCRIPTION OF PLEDGED STOCK


                  Class of                Stock                    No. of
                   Issuer          StockCertificate No.            Shares
                   ------          --------------------            ------

Mercom, Inc.       common                MCC 5243                 761,483
Mercom, Inc.       common                MCC 5246                  5,100
Mercom, Inc.       common                MCC 5252                  2,944
Mercom, Inc.       common                MCC 5268                   420
Mercom, Inc.       common                MCC 5269                  13,000
Mercom, Inc.       common                MCC 5283                   330
Mercom, Inc.       common                MCC 5401                   330
Mercom, Inc.       common                MCC 5407                  2,000
Mercom, Inc.       common                MCC 5410                 142,800
Mercom, Inc.       common                MCC 5417                  32,100
Mercom, Inc.       common                MCC 5427                  5,000
Mercom, Inc.       common                MCC 5441                  10,500
Mercom, Inc.       common                 MF 46                    4,000
Mercom, Inc.       common                 MF 76                    14,400
Mercom, Inc.       common                 MF 78                    4,000
Mercom, Inc.       common                 MF 79                    6,000
Mercom, Inc.       common                 MF 90                    16,000
Mercom, Inc.       common                 MF 134                    146
Mercom, Inc.       common                 MF 151                    400
Mercom, Inc.       common                 MF 182                   2,000
Mercom, Inc.       common                 MF 183                   5,000
Mercom, Inc.       common                 MF 184                   10,000
Mercom, Inc.       common                 MF 191                   1,241
Mercom, Inc.       common                 MF 212                   5,000
Mercom, Inc.       common                MF 1302                 1,920,056

                                          TOTAL                  2,964,250


                                SCHEDULE II
                                 To Pledge
                                 Agreement
                                 ---------


                              UCC INFORMATION


Debtor                   Filing Jurisdiction
------                   -------------------

C-TEC Corporation        Secretary of State, New Jersey

C-TEC Corporation        Mercer County, New Jersey



                       Exhibit A to Pledge Agreement


PLEDGE AGREEMENT SUPPLEMENT, dated as of ________________, 19__ (the "Supplement"), made by C-TEC Cable Systems of Michigan, Inc. ("CCSM"), in favor of First Union National Bank, a national banking corporation, as Administrative Agent (in such capacity, the "Administrative Agent"), under the Credit Agreement (as defined in the Pledge Agreement referred to below) for the ratable benefit of itself and the Lenders (as so defined).

Reference is hereby made to that Pledge Agreement, dated as of ____________, 1997, made by C-TEC Corporation ("C-TEC") in favor of the Administrative Agent (as amended, restated or otherwise modified as of the date hereof, the "Pledge Agreement"). As a result of the Mercom Contribution, CCSM will own all of the Pledged Shares under the Pledge Agreement and, in connection therewith, CCSM has agreed to execute this Supplement to confirm that it is the Pledgor under the Pledge Agreement. This Supplement supplements the Pledge Agreement, forms a part thereof and is subject to the terms thereof. Terms defined in the Pledge Agreement are used herein as therein defined.

CCSM hereby confirms that it is the Pledgor under the Pledge Agreement, bound by each of the terms thereof, and grants and reaffirms the first priority security interest in the Collateral granted to the Administrative Agent for the ratable benefit of itself and the Lenders thereunder as collateral security for the Obligations.

CCSM hereby represents and warrants that the representations and warranties contained in paragraph 4 of the Pledge Agreement are true and correct on the date of this Supplement with references therein to the "Pledge Agreement" to mean the Pledge Agreement as supplemented by this Supplement.

CCSM hereby agrees to deliver to the Administrative Agent such certificates and other documents and take such other action as shall be reasonably requested by the Administrative Agent in order to effectuate the terms hereof and the Pledge Agreement.


                         [Signature page follows]

     IN WITNESS WHEREOF, the undersigned has caused this Supplement to be duly executed under seal and delivered as of the date first above written.

                                   C-TEC CABLE SYSTEMS OF MICHIGAN, INC.

[CORPORATE SEAL]                   By:
                                       ---------------------------------
                                   Name:
                                         -------------------------------
                                   Title:
                                          ------------------------------